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                                                                Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 PLAINWELL INC.

                                   ARTICLE ONE

            The name of the corporation is PLAINWELL INC. (hereinafter called the "Corporation").

                                   ARTICLE TWO

            The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THREE

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

            The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

                                  ARTICLE FIVE

            The name and mailing address of the incorporator is as follows:

            Name                                Address
            ----                                -------

            David N. Britsch              c/o Kirkland & Ellis
                                          153 East 53rd Street
                                          39th Floor
                                          New York, NY 10022
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                                   ARTICLE SIX

            The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

                                  ARTICLE SEVEN

            The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE EIGHT

            Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Eight, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eight shall be a contract right and, subject to Sections 2 and 5 of this Article Eight, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Eight or advance of expenses under Section 5 of this Article Eight shall be made promptly, and in any event


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within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Eight is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Eight shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 3. Nonexclusivity of Article Eight. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Eight shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Eight.

            Section 5. Expenses. Expenses incurred by any person described in
Section 1 of this Article Eight in defending a proceeding shall be paid by the Corporation in advance of such proceed ing's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall


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ultimately be determined that he is not entitled to be indemnified by the
Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Eight and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

            Section 7. Contract Rights. The provisions of this Article Eight shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Eight and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article Eight or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

            Section 8. Merger or Consolidation. For purposes of this Article Eight, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corpora tion (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE NINE

            The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

                              *     *     *     *


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            I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of December, 1997.





                                    ------------------------------
                                    David N. Britsch
                                    Sole Incorporator


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                              CERTIFICATE OF MERGER

                                       OF

                             PLAINWELL PAPER COMPANY

                            (A Michigan corporation)

                                  with and into

                                 PLAINWELL INC.

                            (A Delaware corporation)


                    ****************************************

                        In accordance with the Provisions
                  of Section 252 of the General Corporation Law
                            of the State of Delaware

                    ****************************************


            PLAINWELL INC., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), desiring to merge PLAINWELL PAPER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Michigan ("Plainwell Paper"), with and into itself (the "Merger"), pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), DOES HEREBY CERTIFY as follows:

            FIRST: That the names and states of formation and organization of each constituent entity of the Merger are as follows:
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
                                                  STATE OF FORMATION
                 NAME                              AND ORGANIZATION
                 ----                              ----------------
            PLAINWELL INC.                             Delaware

            Plainwell Paper Company                    Michigan


            SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each constituent entity in accordance with the requirements of subsection (c) of
Section 252 of the DGCL.

            THIRD: That the name of the surviving entity is:

                                 PLAINWELL INC.

            FOURTH: That the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the surviving corporation.

            FIFTH: That the Certificate of Incorporation of the Corporation shall be amended to amend Article Four to read as follows:

                                  ARTICLE FOUR

            The total number of shares which the Corporation shall have the authority to issue is One Thousand Five Hundred (1,500) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

            SIXTH: That anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation or Plainwell at any time prior to the date of filing this Certificate of Merger with the Secretary of the State of
Delaware.
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            SEVENTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Corporation, 200 Allegan Street, Plainwell, Michigan 47080 and that a copy of such agreement will be furnished by the Corporation, upon request and without cost, to any stockholder or partner, as the case may be, of either constituent entity.

            EIGHTH: That the authorized capital stock of each foreign corporation which is a party to the Merger is as follows:

CORPORATION        CLASS         NO. OF SHARES     PAR VALUE PER SHARE
-----------        -----         -------------     -------------------
Plainwell Paper
Company            Common            500           $1.00 par value per share


            NINTH: That the effective date of the Merger is March 6, 1998.

                              *     *     *     *


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            IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent entities, pursuant to the DGCL, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 5th day of March, 1998.


                                    PLAINWELL INC.

                                    By:
                                         ----------------------
                                    Name:
                                           --------------------
                                    Title:
                                           --------------------


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